                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                        PIONEER COMMERCIAL FUNDING CORP.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the approriate box):
[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          1)  Title of each class of securities to which transaction applies:

          2)  Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          4) Proposed maximum aggregate value of transaction (Set forth the amount on which the filing fee is calculated and state how it was determined):

          5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

          1)  Amount Previously Paid:

          2)  Form, Schedule or Registration Number:

          3)  Filing Party:

          4)  Date Filed:

[LOGO]

                                                               December 16, 1996

TO OUR SHAREHOLDERS:

     You are cordially invited to attend a Special Meeting of Shareholders which will be held on January 15, 1997 at 10:00 A.M., local time, at the offices of Hall Dickler Kent Friedman & Wood, LLP, 909 Third Avenue, New York, New York 10022, on the 27th Floor.

     At this meeting, you will be asked to consider and vote upon proposals to
(a) amend the Company's Certificate of Incorporation to increase the authorized capital of the Company from 5,000,000 shares of common stock, par value $.01 per share ('Common Stock'), to 25,000,000 shares, of which 20,000,000 shall be Common Stock, and 5,000,000 shall be preferred stock, par value $.01 per share, which may be authorized for issuance by the Board and issued without further action by the shareholders in classes or series possessing such designations, powers, preferences and relative, participating, optional or other special rights within each class or series, and further possessing such qualifications, limitations and restrictions as the Board may determine, subject to any limitations imposed thereon by the Certificate of Incorporation and the New York Business Corporation Law (the 'Preferred Stock').

     The accompanying Notice of Special Meeting and Proxy Statement set forth in detail the business intended to be transacted. Time will be made available for a discussion of these items as well as for other questions about the business affairs of the Company.

     If you are unable to join us at the meeting it is very important that you be represented by proxy. Therefore, please take a moment to sign, date, and return your proxy in the enclosed envelope. If you do not have a proxy, please call your broker or the Company, and ask that a proxy be mailed to you. Your cooperation in mailing your proxy promptly will not only be greatly appreciated; it will also result in a significant benefit to the Company.

                                          Sincerely yours,


                                          ARTHUR H. GOLDBERG
                                          Chairman and Chief Executive Officer

                        PIONEER COMMERCIAL FUNDING CORP.
                             6660 RESEDA BOULEVARD
                            RESEDA, CALIFORNIA 91335

                                ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 15, 1997

                                ---------------

TO THE HOLDERS OF COMMON STOCK OF
PIONEER COMMERCIAL FUNDING CORP.

     A Special Meeting of the holders of the Common Stock of Pioneer Commercial Funding Corp. (the 'Company') will be held at the offices of Hall Dickler Kent Friedman & Wood, LLP, 909 Third Avenue, New York, New York 10022, on the 27th Floor, on January 15, 1997 at 10:00 A.M., local time, for the following purposes:

          1. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to increase the authorized capital of the Company from 5,000,000 shares of Common Stock, to 25,000,000 shares, of which 20,000,000 shall be Common Stock, and 5,000,000 shall be Preferred Stock;

          2. To transact such other business as may properly come before the meeting.

     Only holders of record of the Company's Common Stock at the close of business on November 27, 1996, are entitled to notice of or to vote at this meeting and any adjournment or adjournments thereof. Shareholders are entitled to vote upon all business as may properly be presented for consideration at the meeting.

                                         By Order of the Board of Directors

                                         /s/ GLENDA S. KLEIN,

                                         GLENDA S. KLEIN,
                                         Secretary

Reseda, California
December 16, 1996

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. THIS IS IMPORTANT FOR THE PURPOSE OF ENSURING A QUORUM AT THE MEETING.

                                PROXY STATEMENT
                        PIONEER COMMERCIAL FUNDING CORP.
                             6660 RESEDA BOULEVARD
                            RESEDA, CALIFORNIA 91335
                            ------------------------

                        SPECIAL MEETING OF SHAREHOLDERS
                            ------------------------

                            SOLICITATION OF PROXIES

     The enclosed proxy is solicited by the Board of Directors of Pioneer Commercial Funding Corp. (the 'Company') for use at a Special Meeting of Shareholders to be held January 15, 1997, and at any adjournment or adjournments thereof (the 'Meeting'). A proxy may be revoked by notice in writing to the President at any time prior to the exercise thereof. Each valid proxy received in time will be voted at the Meeting, and, if a choice is specified on the proxy, it will be voted in accordance with such specifications. If no such specification is made, the persons named in the accompanying proxy have advised the Company of their intention to vote the shares represented by the proxies received by them (i) in favor of the proposal to amend the Company's Certificate of Incorporation to increase the authorized capital of the Company from 5,000,000 shares of Common Stock, to 25,000,000 shares, of which 20,000,000 shall be Common Stock, and 5,000,000 shall be Preferred Stock; and (ii) in accordance with their best judgment on any other matters that may come before the meeting.

     The cost of solicitation of proxies, including the reimbursement to banks and brokers for reasonable expenses in sending proxy material to their principals, will be borne by the Company. The Company's transfer agent, American Stock Transfer & Trust Company, is assisting the Company in the solicitation of proxies from brokers, banks, institutions and other fiduciaries by mail, and will charge the Company its customary fee therefor plus out-of-pocket expenses which, in the aggregate, are estimated to be less than $2,000. In addition, proxies may be solicited by officers of the Company by mail, in person or by telephone, telegraph or telex. It is anticipated that on or about December 16, 1996 this proxy statement and the enclosed form of proxy will be mailed to shareholders.

     The outstanding voting securities of the Company on November 27, 1996 (the 'Record Date') consisted of 1,442,272 shares of Common Stock. Only shareholders of record at the close of business on the Record Date are entitled to notice of or to vote at the Meeting.

     Each share of Common Stock is entitled to one vote with respect to each proposal which shall properly come before the Meeting for consideration by the shareholders. The holders of a majority of the outstanding shares entitled to vote must be present at the Meeting in person or by proxy to constitute a quorum.

                                PROPOSAL NO. 1:
                   AMENDMENT OF CERTIFICATE OF INCORPORATION
                   TO CHANGE AND INCREASE AUTHORIZED CAPITAL


     In accordance with the Company's Certificate of Incorporation, it is authorized to issue a maximum of 5,000,000 shares of Common Stock.

     As of the Record Date, 1,442,272 shares of Common Stock are issued and outstanding, and an aggregate of 1,207,939 shares of Common Stock have been reserved for issuance under the Company's Incentive Stock Option Plan and with respect to various options and warrants which were heretofore issued by the Company. Accordingly, as of the Record Date, the Company may not issue more than an additional 2,349,789 shares of Common Stock in the absence of authorization from the shareholders to amend the Company's certificate of incorporation to provide for an increase in the aggregate number of authorized shares of Common Stock which the Company may issue.

     When the Company successfully completed its initial public offering in August 1996 (the 'IPO'), it had been management's belief that the $1.9 million which was thereby added to the Company's asset base and shareholders' equity would enable it to increase its lines of revolving credit by an amount which would thereby enable the Company to conduct its operations on a profitable basis. In an effort to obtain such additional financing, the Company has engaged in discussions with approximately 20 financial institutions between the end of August 1996 and the date of this proxy statement, but it has not yet been able to obtain a commitment from any of such institutions to provide the additional financing which the Company will need in order to be able to operate its mortgage warehouse lending business profitably. Based upon the foregoing experience, management has concluded that it must raise additional capital in order to explore other opportunities to enhance shareholder values.

     To that end, the Company has entered into a letter of intent with an underwriter (the 'Underwriter'), pursuant to which the Underwriter has agreed to underwrite, on a firm commitment basis, a $7,500,000 public offering of securities by the Company (the 'Offering'). Such securities shall consist of units (the 'Units'), each of which will consist of one share of Common Stock and one five year warrant entitling the holder thereof to purchase one share of Common Stock at an exercise price equal to the market value of the Common Stock on the day immediately preceding the effective date of the Offering (the 'Warrant').(1) The Company intends to use the net proceeds of the Offering to increase the volume of mortgage warehouse loan transactions that it will be able to undertake directly, and through increased credit lines from institutional financing sources which it believes it will be able to attract by reason of the enhancements in its asset base and net worth which will result from the successful completion of such Offering, and to provide capital to TransAtlantic Lending Corporation ('TransAtlantic'), a soon-to-be 50% owned subsidiary based in Florida which originates automobile financing contracts which it acquires primarily from franchised and independent car dealers for 'non-prime' borrowers, i.e., consumers who are typically unable to obtain financing from traditional sources.(2)

     Based upon the closing price of the Common Stock on the Record Date ($1.84 per share), and assuming solely for the purpose of this analysis that the Company would not receive any proceeds from the sale of the Warrant components of the Units, the Company would be obligated to issue an additional 4,076,087 shares of Common Stock, and it would have to reserve an additional 4,076,087 shares of Common Stock which would be issuable upon exercise of the Warrants. Thus, in order to undertake the Offering based upon the foregoing pricing analysis, the Company would have to issue an additional 8,152,174 shares of Common Stock, i.e., 5,802,385 shares in excess of the number of shares of Common Stock which the Company can presently issue in accordance with the provisions of its Certificate of Incorporation.

     In order to enable the Company to undertake the Offering, and to give the Company's management the capability to engage in the kinds of shareholder value enhancement transactions which can be accomplished through the issuance of Common Stock and Preferred Stock, as opposed to the payment of cash, e.g., the acquisition of business entities, the Company is seeking permission from its Shareholders to increase and expand the pool of authorized but unissued shares of capital stock which may be drawn upon.

     In order to provide for the above-mentioned immediate and longer term stock issuance needs of the Company at a time when the Company's management believes that prudence favors the appropriateness of doing so, and without incurring any additional costs in connection therewith, the Board of Directors is recommending that the shareholders vote in favor of passage of the following resolution:

          'RESOLVED, that Article FOURTH of the Corporation's Certificate of Incorporation, as heretofore amended, shall be further amended to increase the authorized capital of the Company, in the manner set forth in the proposed form of Article FOURTH annexed hereto as Appendix A, from 5,000,000 shares of common stock, par value $.01 per share ('Common Stock'), to 25,000,000 shares, of which 20,000,000 shall be Common Stock, and 5,000,000 shall be preferred shares, par value $.01 per share, which may be authorized for issuance by the Board and issued without further action by the shareholders in classes or series possessing such designations, powers, preferences and relative, participating, optional or other special rights within each class or series, and further possessing such qualifications, limitations and restrictions as the Board may determine, subject to any limitations imposed thereon by the Certificate of Incorporation and the New York Business Corporation Law.'

------------------
(1) The offering prices of the Units, the Common Stock and the Warrants will be determined by reference to the market value of the Common Stock at the time of commencement of the Offering.
(2) As of the date of this proxy statement, the Company and TransAtlantic have entered into an agreement in principle providing for the Company's acquisition of 50% of TransAtlantic's outstanding common stock.

RESTRICTIONS IMPOSED BY PRIOR UNDERWRITING AGREEMENT

     The underwriting agreement that the Company executed in August 1996 with National Securities Corporation ('National') in connection with the Company's initial public offering of securities (the 'IPO Underwriting Agreement') contains provisions which require the Company to obtain National's written consent during the one year period ending on August 12, 1997 before the Company may issue any securities, other than the shares underlying options and warrants issued prior to or in connection with the IPO, or securities issuable under the Company's incentive stock option plan. Although National has not yet delivered written consent to the Company regarding the proposed issuances of securities to be made in connection with the Offering, management has received assurances from National's Chairman and Chief Executive Officer that National believes the Offering would be in the Company's best interests. Furthermore, Mark Roth, Esq., National's General Counsel, who was appointed to the Company's Board of Directors as National's designee pursuant to rights granted to National under the IPO Underwriting Agreement, voted, along with all of the other members of the Board, in favor of resolutions authorizing the Company to undertake and consummate the Offering. Based upon the foregoing actions by National's Chief Executive and General Counsel, management believes that National will give its written consent to the Company to go forward with the securities issuance transactions contemplated by the Offering. Although no assurance can be given in that regard, in anticipation of the granting of such consent, management intends to prepare and file a registration statement with regard to the securities to be issued in the Offering, and pursue the registration of such securities to a successful conclusion. Management believes that completion of the Offering is of paramount importance to the Company's well being, and that the Company's best interests can only be served by pursuing the Offering to a successful conclusion.

PROPOSED CHARTER PROVISIONS AND POTENTIAL ANTI-TAKEOVER EFFECTS THEREOF

     Under the proposed amendment to the Certificate of Incorporation, each series of Preferred Stock may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof or thereon, as may be provided by the Board of Directors. Any series of Preferred Stock that may be established may rank senior to the Common Stock as to dividends, redemption and liquidation rights. Depending on the terms thereof, the issuance of shares of any particular series of Preferred Stock could reduce the relative voting power of the Common Stock, restrict the Company's ability to pay dividends on the Common Stock or purchase shares of Common Stock, or result in a reduction of the assets available for distribution to the holders of Common Stock in the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary.

     Adoption of the proposal will provide authorized and unissued shares of Preferred Stock which may be used by the Company for any proper corporate purpose. Such purpose might include, without limitation, issuance as part or all of the consideration required to be paid by the Company in the acquisition of other businesses or properties, or issuance in public or private sales for cash as a means of obtaining additional capital for use in the Company's business and operations. There are no transactions presently under review by the Board of Directors which contemplate the issuance of Preferred Shares.

     It is not possible to state the precise effects of the authorization of the Preferred Stock upon the rights of the holders of the Company's Common Stock until the Board of Directors determines the respective preferences, limitations, and relative rights of the holders of each class or series of the Preferred Stock. However, such effects might include: (a) reduction of the amount otherwise available for payment of dividends on Common Stock, to the extent dividends are payable on any issued Preferred Stock; (b) restrictions on dividends on the Common Stock; (c) dilution of the voting power of the Common Stock to the extent that the Preferred Stock had voting rights; (d) conversion of the Preferred Stock into Common Stock at such prices as the Board determines, which could include issuance at below the fair market value or original issue price of the Common Stock; and (e) the holders of Common Stock not being entitled to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to holders of the Preferred Stock.

     Although the Board of Directors would authorize the issuance of additional Preferred Stock based on its judgment as to the best interests of the Company and its shareholders, the issuance of authorized Preferred Stock could have the effect of diluting the voting power per share and could have the effect of diluting the book value per share of the outstanding Common Stock. In addition, the Preferred Stock could, in certain instances, render more difficult or discourage a merger, tender offer, or proxy contest and thus potentially have an 'anti-takeover' effect, especially if Preferred Stock were issued in response to a potential takeover. In addition, issuances of authorized Preferred Stock can be implemented, and have been implemented by some companies in recent years, with voting or conversion privileges intended to make acquisition of the Company more difficult or more costly. Such an issuance could deter the types of transactions which may be proposed or could discourage or limit the shareholders' participation in certain types of transactions that might be proposed (such as a tender offer), whether or not such transactions were favored by the majority of the shareholders, and could enhance the ability of officers and directors to retain their positions. To the extent takeover attempts are discouraged, temporary fluctuations in the market price of the Common Stock, which may result from actual or rumored takeover attempts, may be inhibited. These provisions, together with the ability of the Board to issue Preferred Stock without further shareholder action, also could delay or frustrate the removal of incumbent directors or the assumption of control by shareholders, even if such removal or assumption would be beneficial to shareholders of the Company. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they could be favorable to the interests of shareholders, and could potentially depress the market price of the Common Stock. The Board of Director of the Company believes that these provisions are appropriate to protect the interests of the Company and all of its shareholders. The Board of Directors has no present plans to adopt any other measures or devices which may be deemed to have an 'anti-takeover effect.'

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of the holders of at least a majority of all outstanding shares of Common Stock is required for the approval of this proposal.


     The Board of Directors recommends a vote FOR such proposal.

                                 OTHER MATTERS

DISCRETIONARY AUTHORITY TO VOTE PROXY

     Management does not know of any other matters to be considered at the Meeting. If any other matters do properly come before the Meeting, the proxy will be voted in respect thereof in accordance with the best judgment of the persons authorized therein, and the discretionary authority to do so is included in the proxy.

Reseda, California
Dated: December 16, 1996

                                                                      APPENDIX A

FOURTH: The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is 25,000,000 shares, of which 20,000,000 shall be Common Stock, par value $.01 per share, and 5,000,000 shall be Preferred Stock, par value $.01 per share.

A. PREFERRED STOCK

     (1) Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects.

     (2) Authority is hereby expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the establishment and/or issuance of any series of Preferred Stock, the designation of the series and the powers, preferences, and rights of the shares of the series, and the qualifications, limitations, or restrictions thereof, including the following:

          (a) The distinctive designation and number of shares comprising the series, which number may, except where otherwise provided by the Board of Directors in creating the series, be increased or decreased from time to time by action of the Board of Directors, but not below the number of shares then outstanding;

          (b) The rate of dividends, if any, on the shares of that series, whether dividends shall be noncumulative, cumulative to the extent earned, or cumulative, and if cumulative, from which date or dates, whether dividends shall be payable in cash, property, or rights, or in shares of the Corporation's capital stock, and the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other series;

          (c) Whether the shares of that series shall be redeemable and, if so, the terms and conditions of the redemption, including the date or dates upon or after which they shall be redeemable, the event or events upon or after which they shall be redeemable or at whose option they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, or the property or rights, including securities of any other corporation, payable in case of redemption;

          (d) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amounts payable into the sinking fund;

          (e) The rights to which the holders of the shares of that series shall be entitled in the event of voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series in any such event;


          (f) Whether the shares of that series shall be convertible into or exchangeable for shares of stock of any other class or any other series and, if so, the terms and conditions of the conversion or exchange, including the rate or rates of conversion or exchange, the date or dates upon or after which they shall be convertible or exchangeable, the duration for which they shall be convertible or exchangeable, the event or events upon or after which they shall be convertible or exchangeable or at whose option they shall be convertible or exchangeable, and the method, if any, of adjusting the rates of conversion or exchange in the event of a stock split, stock dividend, combination of shares, or similar event;

          (g) Whether the issuance of any additional shares of the series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences, or rights of any such other series; and

          (h) Any other preferences, privileges, and powers and relative, participating, optional, or other special rights and qualifications, limitations, or restrictions of the series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation and to the full extent now or hereafter permitted by the laws of the State of New York.

     (3) Payment of dividends shall be as follows:

          (a) The holders of any series of Preferred Stock, in preference to the holders of the Common Stock and the holders of any junior-ranking series of Preferred Stock, shall be entitled to receive, as and when declared by the Board of Directors out of funds legally available therefor, dividends in cash, property, or rights, or in shares of the Corporation's capital stock, at the rate for such series fixed in accordance with the provisions of paragraph A(2)(b) of this Article FOURTH.

          (b) No dividend shall be paid upon, or declared or set aside for, any series of Preferred Stock with respect to any dividend period unless:

             (i) All dividends on all senior-ranking series of Preferred Stock shall, for the same dividend period, and for all past dividend periods, to the extent the dividends on such senior-ranking series of Preferred Stock are cumulative, have been fully paid or declared and provided for; and

             (ii) At the same time, a like proportionate dividend with respect to the same dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon, or declared and provided for, all equally ranking series of Preferred Stock.

          (c) As long as any shares of any series of Preferred Stock shall be outstanding, in no event shall any dividend, whether in cash, property, excluding shares of Common Stock of the Corporation, or rights, be paid upon, or declared and provided for, nor shall any distribution be made, on the outstanding shares of Common Stock, unless all dividends on all cumulative series of Preferred Stock with respect to all past dividend periods and unless all dividends on all series of Preferred Stock for the then current dividend period shall have been paid upon, or declared and provided for, and unless the Corporation shall not be in default under any of its obligations with respect to any sinking fund for any series of Preferred Stock. The foregoing provisions of this paragraph (c) shall not, however, in any way prohibit or limit the Corporation from making a dividend or other distribution of shares of Common Stock on the outstanding shares of Common Stock.

          (d) No dividends shall be deemed to have accrued on any share of any series of Preferred Stock with respect to any period prior to the date of the original issuance of the share or the dividend payment date immediately preceding or following the date or original issue, except as may otherwise be provided in the resolution or resolutions of the Board of Directors creating such series. Accruals of dividends shall not bear interest.

     (4) In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, the holders of the shares of any series of Preferred Stock then outstanding shall be entitled to receive out of the net assets of the Corporation, whether capital or surplus, but only in accordance with the preferences, if any, provided for such series, before any distribution or payment shall be made to the holders of the Common Stock and the holders of any junior-ranking series of Preferred Stock, the amount per share fixed by the resolution or resolutions of the Board of Directors to be received by the holders of such shares on such voluntary or involuntary liquidation, dissolution, or winding-up, as the case may be. If the payment shall have been made in full to the holders of all outstanding Preferred Stock of all series, or duly provided for, the remaining net assets of the Corporation shall be available for distribution to the holders of the Common Stock to the extent the Board of Directors shall determine as provided for in paragraph B(2) of this Article FOURTH. If, upon any such voluntary or involuntary liquidation, dissolution, or winding-up, the net assets of the Corporation available for distribution among the holders of any one or more series of the Preferred Stock which (i) are entitled to a preference over the holders of the Common Stock upon such voluntary or involuntary liquidation, dissolution, or winding-up, and (ii) rank equally in connection therewith, shall be insufficient to make payment in full of the preferential amount to which the holders of such shares shall be entitled, then the assets shall be distributed among the holders of each series of the Preferred Stock ratably according to the respective amounts to which they would be entitled in respect of the shares held by them upon the distribution if all amounts payable on or with respect to the shares were paid in full. Neither the consolidation nor merger of the Corporation, nor a reduction of the capital of the Corporation, nor he sale, lease, or conveyance of all or part of its assets, whether for cash, securities or other property, shall be deemed a voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation within the meaning of the foregoing provisions.

     (5) The shares of Preferred Stock shall have no voting power or voting rights with respect to any matter whatsoever, except as may be otherwise required by law or may be provided in the resolution or resolutions of the Board of Directors creating the series of which such shares are a part.

B. COMMON STOCK

     (1) After the requirements with respect to preferential dividends, if any, on any series of Preferred Stock, fixed pursuant to paragraph A(2)(b) and as further provided for in paragraph A(3), both of this Article FOURTH, shall have been met, and after the Corporation shall have complied with all requirements, if any, with respect to the setting aside of sums in a sinking fund for the purchase or redemption of shares of any series of Preferred Stock, fixed pursuant to paragraph A(2)(d) of this Article FOURTH, then, and not otherwise, the holders of Common Stock shall receive, to the extent permitted by law and to the extent the Board of Directors shall determine, such dividends as may be declared from time to time by the Board of Directors.

     (2) After distribution in full of the preferential amount, if any, fixed pursuant to paragraph A(2)(e) and as further provided for in paragraph A(4), both of this Article FOURTH, to be distributed to the holders of any series of Preferred Stock in the event of the voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive such of the remaining assets of the Corporation of whatever kind available for distribution to the extent the Board of Directors shall determine.

     (3) Except as may be otherwise required by law or by this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of such stock held by him on all matters voted upon by the stockholders.

C. PREEMPTIVE RIGHTS

     No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase, or receive any shares of stock of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time or from time to time be issued, sold, or offered for sale by the Corporation.

                                 Exhibit Index



Exhibit Index       Description
-------------       -----------

      99            Proxy Card